                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              DYNATECH CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              DYNATECH CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- - --------------------------------------------------------------------------------

                               [LOGO] DYNATECH
                                   CORPORATION


                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                                       Burlington, Massachusetts
                                                                   June 27, 1996

To the Stockholders of
  Dynatech Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Dynatech Corporation will be held at the offices of Hale and Dorr, 26th Floor, 60 State Street, Boston, Massachusetts on Tuesday, July 30, 1996 at 10:00 a.m. for the following purposes:

     1. To fix the number of Directors at eight and to elect a class of two Directors to serve for a three-year term and until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to approve the adoption by the Board of Directors of the 1996 Employee Stock Purchase Plan; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 7, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors


                                            ROBERT H. HERTZ
                                            Clerk



- - --------------------------------------------------------------------------------
     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO
COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE.
- - --------------------------------------------------------------------------------

                              DYNATECH CORPORATION

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 30, 1996

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dynatech Corporation (the "Company"). The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Clerk of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on June 7, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, this Annual Meeting and any adjournment thereof. On that date there were outstanding and entitled to vote 17,663,839 shares of the Company's Common Stock, par value $.20 per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     The Corporate Headquarters of the Company are located at 3 New England Executive Park, Burlington, Massachusetts 01803-5087. This proxy statement and the enclosed proxy are first being mailed to stockholders on or about June 27, 1996.

     The Company's Annual Report for the fiscal year ended March 31, 1996, containing financial statements for that year and prior periods, is being mailed to stockholders concurrently with this statement.

                                 PROPOSAL NO. 1
                        ELECTION OF A CLASS OF DIRECTORS

     Stockholders will be asked to fix the number of directors at eight. The Board of Directors is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of stockholders.

     At the Annual Meeting, a class of two Directors will be elected to serve for three years until the 1999 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated William R. Cook and Robert G. Paul as a class of Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. The Board of Directors anticipates that each of the Nominees will stand for election and will serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. When a quorum is present, a plurality of the votes cast of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of Directors. The holders of a majority in interest of all stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information, as of May 1, 1996, with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 1997 and 1998, based upon information furnished by them.

                      NOMINEES FOR ELECTION AT 1996 ANNUAL MEETING
                           (CLASS WITH TERM EXPIRING IN 1999)

                       NAME AND PRINCIPAL OCCUPATION                             DIRECTOR
                      FOR AT LEAST THE PAST FIVE YEARS                   AGE      SINCE
                      --------------------------------                   ---     --------
     William R. Cook (C)                                                  52       1994
      Chairman, President, and Chief Executive Officer of Betz
      Laboratories, Inc. of Trevose, Pennsylvania, a chemical company, since 1994; President and Chief Operating Officer from 1990 to
      1993. Mr. Cook is also a Director of Betz Laboratories, Inc. and the Chemical Manufacturers Association. He is a Trustee of the
      Academy of Natural Sciences.

     Robert G. Paul (C)                                                   54       1994
      President and Chief Executive Officer of The Allen Group Inc.,
      manufacturer and marketer of electronics and other products for the wireless communications industry, in Beachwood, Ohio since
      1991; President and Chief Operating Officer prior to 1991. Mr.
      Paul is also a Director of The Allen Group Inc.


                                  CONTINUING DIRECTORS
                           (CLASS WITH TERM EXPIRING IN 1997)

                       NAME AND PRINCIPAL OCCUPATION                             DIRECTOR
                      FOR AT LEAST THE PAST FIVE YEARS                   AGE      SINCE
                      --------------------------------                   ---     --------
     John F. Reno (E)                                                     57       1993
      President and Chief Executive Officer of the Company since
      January 1993; President and Chief Operating Officer from July
      1991 to January 1993; Executive Vice President and Chief
      Operating Officer prior to July 1991. Mr. Reno is also a Director of Millipore Corporation.

     L. Dennis Kozlowski (A)                                              49       1995(1)
      Chairman of the Board of Tyco International Ltd. since 1993;
      Chief Executive Officer since 1992; President and Chief Operating
      Officer since 1989. President of Grinnell Corporation, a
      subsidiary of Tyco International, since 1984. Mr. Kozlowski is also a Director of Thiokol Corp., Applied Power Inc., and
      Raytheon Company.

     Peter van Cuylenburg (B)                                             48       1996(2)
      Consultant for Xerox Corporation since January 1996. Executive
      Vice President of Xerox from July 1993 to December 1995. From
      April 1992 to May 1993, Mr. van Cuylenburg was President of NeXT
      Computer, Inc., a manufacturer of computer systems, and from
      December 1989 to April 1992, he was a Group Director for Cable &
      Wireless plc. Mr. van Cuylenburg is also a Director of Mitel
      Corporation.

                                  CONTINUING DIRECTORS
                           (CLASS WITH TERM EXPIRING IN 1998)

                       NAME AND PRINCIPAL OCCUPATION                             DIRECTOR
                      FOR AT LEAST THE PAST FIVE YEARS                   AGE      SINCE
                      --------------------------------                   ---     --------
     Ronald L. Bittner (A)(E)                                             54       1995
      Chairman, CEO, President, and Director of Frontier Corporation, a
      national telecommunications company in Rochester, NY since 1993;
      President and Chief Executive Officer since 1992. Prior to 1992,
      Mr. Bittner served as President of Telecom Group.

     O. Gene Gabbard (C)(E)                                               56       1994
      Consultant and entrepreneur who works with high technology start-up companies since February 1993. Prior to that, Mr.
      Gabbard was an Executive Vice President and Chief Financial
      Officer of MCI Communications Corporation. Mr. Gabbard is also a
      Director of InterCel, Inc., Adtran, Inc., and MindSpring
      Enterprises, Inc.

     Richard K. Lochridge (A)(B)(E)                                       52       1986
      President and Chief Executive Officer of Lochridge and Company,
      Inc., Boston, Massachusetts, a management consulting firm since
      April 1986. Prior to that, Mr. Lochridge was a Vice President of the Boston Consulting Group, Boston, Massachusetts and a member of the Management Committee of the Boston Consulting Group, Inc.
      Mr. Lochridge is also a Director of Hannaford Brothers Food, Inc.

- - ---------------
(A)    Member of the Audit Committee.
(B)    Member of the Board Governance Committee.
(C)    Member of the Compensation Committee.
(E)    Member of the Executive Committee.
(1)    Mr. Kozlowski was elected a Director of the Company in September 1995.
(2)    Mr. van Cuylenburg was elected a Director of the Company in January 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has Executive, Audit, Compensation, and Board Governance Committees of the Board of Directors.

     The Board of Directors met eight times during fiscal year 1996. Each Director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he served.

     The Executive Committee, which met two times in fiscal year 1996, is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors.

     The Audit Committee, whose Chairman is Ronald L. Bittner, met on three occasions in fiscal year 1996. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee also periodically reviews the job performance of the Chief Financial Officer. The Company's financial personnel and independent public accountants have free access to the Audit Committee.

     The Compensation Committee, whose Chairman is O. Gene Gabbard, reviews the Company's executive compensation and benefit policies as further described in the Compensation Committee Report on Executive

Compensation included in this proxy statement. The Compensation Committee met four times during fiscal year 1996. The Company is not aware of any Compensation Committee interlocks.

     The Board Governance Committee, whose Chairman is Richard K. Lochridge, was established in 1994 as the Nominating Committee and was renamed the Board Governance Committee in June 1995. The Board Governance Committee did not formally meet in fiscal year 1996. The Board Governance Committee consists of Directors who are not officers or employees of the Company or any subsidiary of the Company. The Board Governance Committee is charged with the responsibility of evaluating the Board of Directors' structure, personnel, and processes so as to permit the Board of Directors to discharge successfully its fiduciary duties and to consider the needs of the Company's stockholders. In this connection, the Board Governance Committee typically recommends to the Board of Directors the slate of nominees for election as Director at each annual meeting of stockholders. The Board Governance Committee will consider the recommendation of any stockholder with respect to nominees for election to the Board of Directors. Any such recommendation should be accompanied by all relevant information, including information required by the applicable rules of the Securities and Exchange Commission (the "Commission") and any other industry experience. To make a recommendation, a stockholder should send the nominee's name and supporting information to the Clerk of the Company at the Company's principal executive office. In order to permit the Board Governance Committee to give fair consideration to any such recommendation, the information should be received by the date specified under the applicable rules of the Commission relating to stockholder proposals.

     Moreover, the Company's By-laws provide that, in order to be considered at an annual meeting, any nomination for a candidate for election as a Director, other than those made by, or at the direction of, the Board of Directors, must be delivered to, or mailed and received by, the Company not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day after public disclosure of the date of such meeting. To make such a nomination, a stockholder should send the nominee's name and appropriate supporting information, as set forth in the Company's By-laws, to the Company at its principal executive office.

COMPENSATION OF DIRECTORS

     Compensation of Non-Employee Directors ("Non-Employee Directors") of the Company is at the rate of $1,500 for each Board of Directors or committee meeting attended ($500 for each committee meeting held directly before or after a meeting of the Board of Directors), $750 for a meeting held over the telephone, plus a quarterly retainer fee paid at the rate of 400 shares of Dynatech Common Stock per quarter. The Chairman of the Board was paid an additional $15,000 quarterly during fiscal year 1996, but will no longer receive this amount starting with the quarter beginning on July 1, 1996. Chairmen of all Committees other than the Executive and Board Governance Committees received an additional 100 shares of Dynatech Common Stock per quarter, but this amount is being reduced to 50 shares starting with the quarter beginning on July 1, 1996. Starting in July 1996, the Chairman of the Board Governance Committee will receive 50 shares of Dynatech Common Stock per quarter. All non-employee members of the Executive Committee received an additional 200 shares of Dynatech Common Stock per quarter. This payment of 200 shares will stop with the quarter beginning July 1, 1996. In addition, the Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Stock Incentive Plan") provides for the automatic grant of stock options to Non-Employee Directors of the Company. Each Non-Employee Director is entitled to receive an option to purchase 10,000 shares of Common Stock upon initial election to the Board of Directors and an additional option to purchase 3,000 shares of Common Stock after each Annual Meeting of Stockholders. Moreover, certain one-time grants of stock options were awarded under the Stock Incentive Plan to Non-Employee Directors on June 16 and July 1, 1994. Non-Employee Directors who have served on the Board for at least five years are also entitled to receive an annual retirement benefit equal to $16,000. Such retirement benefit is payable following the later of the Non-Employee Director's 60th birthday or retirement from the Board (or such later date as the Director shall elect) for a period equal to the number of full years of service on the Board, up to a maximum of ten years.

                             PRINCIPAL STOCKHOLDERS

     Based upon information contained in the most recent Schedule 13D, Schedule
13G, or other information available to the Company, the following entities beneficially owned more than five percent (5%) of the Company's Common Stock as of May 1, 1996:

                                                                  SHARES
                    NAME                                           OWNED        PERCENTAGE(1)
                    ----                                          ------        -------------
     FMR Corp..................................................  2,385,900          12.8%
     82 Devonshire Street
     Boston, MA 02109

     Trimark Investment Management Inc.........................  1,401,000           7.5%
     One First Canadian Place
     Suite 5600, P.O. Box 487
     Toronto, Ontario
     Canada M5X 1E5

     First Chicago NBD Corporation.............................  1,069,200           5.7%
     1 First National Plaza
     Chicago, IL 48226

     State of Wisconsin Investment Board.......................  1,015,000           5.5%
     P. O. Box 7842
     Madison, WI 53707

- - ---------------

(1) Based on 18,605,298 shares of Common Stock outstanding as of May 1, 1996.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of May 1, 1996, with respect to the shares of
Common Stock of the Company beneficially owned by each Director of the Company, each of the executive officers named in the Summary Compensation Table contained herein, and by all Directors and executive officers of the Company as a group.

                                               AMOUNT AND           OPTION SHARES    DEFERRED     PERCENTAGE
                                                NATURE OF            SUBJECT TO        STOCK      OF COMMON
NAME OF INDIVIDUAL                       BENEFICIAL OWNERSHIP(1)     VESTING(2)      SHARES(3)     STOCK(4)
- - ------------------                       -----------------------    -------------    ---------    ----------
William R. Cook........................            4,800                13,000              0         *
Robert G. Paul.........................            7,400                13,000              0         *
L. Dennis Kozlowski....................            1,200                10,000              0         *
Peter van Cuylenburg...................              800                10,000              0         *
Ronald L. Bittner......................                0                13,000              0         *
O. Gene Gabbard........................            4,900                13,000              0         *
Richard K. Lochridge...................            6,000                18,000            163         *
James B. Hangstefer....................           36,000(5)             33,000              0         *
John F. Reno...........................          130,254(6)            260,400              0         *
John R. Peeler.........................           50,170(7)            108,000          2,132         *
George A. Merrick......................            8,500(8)             51,000              0         *
Robert H. Hertz........................           23,965(9)             63,800          4,599         *
Roger C. Cady..........................            7,500(10)            40,400          4,700         *
All Directors and Executive Officers
  (16 persons).........................          294,000(11)           700,600         11,594       1.6%

- - ---------------

* Less than 1%

(1) Represents shares of Common Stock beneficially owned on May 1, 1996 based   upon information supplied
    by the persons listed. Unless otherwise noted, each person has sole voting and investment power with respect to such shares.

(2) Represents shares of Common Stock underlying stock options already granted  but which are not yet vested or exercisable within 60 days of May 1, 1996.

(3) Represents shares of Common Stock payable but receipt of which has been     voluntarily deferred
    pursuant to the terms of the Non-Employee Directors' Stock Compensation Plan and 1994 Stock Option
    and Incentive Plan.

(4) Based upon 18,605,298 shares of Common Stock outstanding as of May 1, 1996. Common Stock includes all shares of outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended), all shares of Common Stock subject to any right of acquisition by such person, through exercise or conversion of any security, within 60 days of May 1, 1996.

(5) Includes 6,000 shares owned by Mr. Hangstefer's spouse, as to which Mr.  Hangstefer disclaims any beneficial ownership. Mr. Hangstefer's term as Director will terminate effective July 30, 1996.

(6) Includes 2,000 shares owned by Mr. Reno's spouse and 11,050 shares owned by a relative for which Mr.
    Reno has power of attorney. Includes 76,400 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1996.

(7) Includes 30,400 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1996.

(8) Includes 8,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1996.


 (9) Includes 8,000 shares owned by Mr. Hertz's spouse. Includes 11,200 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1996.

(10) Includes 200 shares owned by Mr. Cady's spouse. Includes 4,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1996.

(11) Includes 141,500 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1996. Excludes shares which may become vested and exercisable upon a Change in Control as defined in the stock option plan pursuant to which such options were granted.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) four highest compensated executive officers who were serving as executive officers at the end of fiscal 1996
(collectively, the "Named Executive Officers") for services rendered in all capacities with respect to the Company's fiscal years ended March 31, 1994, 1995, and 1996.

                                                                       LONG TERM
                                    ANNUAL COMPENSATION(1)          COMPENSATION(2)
                                -------------------------------     ---------------     ALL OTHER
           NAME AND             FISCAL      SALARY       BONUS          OPTIONS         COMPENSATION
      PRINCIPAL POSITION         YEAR         ($)         ($)             (#)             ($)(3)
      ------------------        ------      ------       -----          -------         ------------
John F. Reno..................   1996       435,000     372,836          62,000           25,533
  President and                  1995       385,000     420,609         144,000            5,571
  Chief Executive Officer        1994       370,000      26,492               0            3,907

John R. Peeler................   1996       225,042     293,128          28,000           15,939
  Corporate Vice President--     1995       213,000     305,790          64,000            5,519
  Communications Test Division   1994       200,000     120,804               0            3,882

George A. Merrick(4)..........   1996       204,667     196,798          19,000            7,253
  Corporate Vice President--     1995       116,667      75,000          40,000                0
  Display Business               1994             -           -               -                -

Robert H. Hertz...............   1996       216,625     133,633          19,000           11,672
  Treasurer and Chief            1995       200,000     170,244          30,000            5,571
  Financial Officer              1994       195,000       9,372               0            3,907

Roger C. Cady(5)..............   1996       208,207      99,898          14,000           10,815
  Corporate Vice President--     1995       202,500     145,825          13,000            5,362
  Business Development           1994       200,000           0          20,000                0

- - ---------------

(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each named executive officer, and accordingly, are therefore omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) The Company did not grant any restricted stock awards or stock appreciation rights to any of the
    Named Executive Officers during the years shown. The Company does not have any long-term incentive plan.

(3) Figures in this column represent the Company's contributions on behalf of each of the Named
    Executive Officers under the Company's 401(k) plan.

(4) Mr. Merrick joined the Company in September 1994.

(5) Mr. Cady joined the Company in March 1993, and became Corporate Vice President in April 1993.


OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning individual grants of stock options to the Named
Executive Officers during the fiscal year ended March 31, 1996.

                                                 INDIVIDUAL GRANTS
                            ----------------------------------------------------------           POTENTIAL
                                                  % OF                                           REALIZABLE
                                                  TOTAL                                       VALUE AT ASSUMED
                                NUMBER           OPTIONS                                       ANNUAL RATES OF
                            OF SECURITIES        GRANTED                                         STOCK PRICE
                              UNDERLYING           TO          EXERCISE                       APPRECIATION FOR
                               OPTIONS          EMPLOYEES      OR BASE                           OPTION TERM
                               GRANTED          IN FISCAL       PRICE       EXPIRATION     ---------------------
           NAME                  (#)            YEAR (%)       ($/SH)(1)       DATE         5%($)       10%($)
           ----             -------------       ---------      ---------    ----------     --------   ----------
John F. Reno..............      62,000             9.2%         $20.25           *         $789,577   $2,000,944

John R. Peeler............      28,000             4.2           20.25           *          356,583      903,652

George A. Merrick.........      19,000             2.8           20.25           *          241,967      613,192

Robert H. Hertz...........      19,000             2.8           20.25           *          241,967      613,192

Roger C. Cady.............      14,000             2.1           20.25           *          178,292      451,826

- - ---------------

* Options vest annually in five equal installments beginning on the anniversary date of grant. The options in this table expire 10 years after grant.

     The table also shows the value of the options granted at the end of the option terms if the price of the Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all stockholders will increase.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

        The following table sets forth certain information regarding stock option exercises by the
Named Executive Officers during the fiscal year ended March 31, 1996, and stock options held by the Named Executive Officers at March 31, 1996.

                                                                 NUMBER OF
                                                                 SECURITIES           VALUE OF
                                                                 UNDERLYING          UNEXERCISED
                                                                UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS AT           OPTION AT
                                                                 FY-END(#)          FY-END(2)($)
                                                   VALUE       -------------      ---------------
                             SHARES ACQUIRED    REALIZED(1)     EXERCISABLE/        EXERCISABLE/
           NAME              ON EXERCISE(#)         ($)        UNEXERCISABLE        UNEXERCISABLE
           ----              ---------------    -----------    -------------      ---------------
John F. Reno...............       21,200          320,400      76,400/260,400    878,400/2,168,700

John R. Peeler.............            0                0      30,400/108,000    377,600/1,001,000

George A. Merrick..........            0                0       8,000/ 51,000     105,000/ 481,750

Robert H. Hertz............       13,400          210,250      11,200/ 63,800     142,350/ 631,150

Roger C. Cady..............            0                0       2,600/ 44,400      33,800/ 375,700

- - ---------------

(1) Calculated on the basis of the fair market value of the Common Stock on the date of exercise, less the option exercise price.

(2) Calculated on the basis of the fair market value of the Common Stock on March 29, 1996
    ($23.50), less the option exercise price.


SPECIAL TERMINATION AGREEMENTS

     Each of the persons named in the compensation table set forth above as well as other key employees have entered into Special Termination Agreements with the Company. These Agreements provide that if there is a "Change in Control" of the Company (as defined in the Agreements), and if during the two-year period following such Change in Control the officer's employment is terminated for any reason other than on account of death or for "cause," or the officer terminates his or her own employment following a demotion, reduction in compensation, or similar event, the officer will be entitled to receive a lump sum payment from the Company within 15 days after the date of termination and continuance of fringe benefits. Under the Agreements, the amount of the severance payment is based on an officer's length of service with the Company, ranging incrementally from one times the officer's average annual cash compensation to three times the officer's average annual cash compensation after fifteen years of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal year 1996, Dynatech paid Lochridge and Company, Inc., a management consulting firm based in Boston, Massachusetts, aggregate fees of $85,000 for professional services done by their Technology Practice area. The Company anticipates that it will retain Lochridge and Company, Inc. to provide management consulting services in fiscal year 1997. Richard K. Lochridge, a Director of the Company, is President and Chief Executive Officer of Lochridge and Company, Inc. The Company believes that the terms of its arrangements with Lochridge and Company, Inc. are at least as favorable to the Company as those the Company could negotiate with unrelated third parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established in 1979 and is comprised solely of independent, Non-Employee Directors. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer (CEO), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Compensation Committee periodically reviews the job performance of the Chief Executive Officer.

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

     Base salary for the CEO is set annually taking into consideration Company sales and profit growth, overall job performance, and mid-range pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 40% of total attainable compensation, the majority of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Reno's base salary was increased to $450,000 on January 1, 1996 from $430,000. His prior increase as Chief Executive Officer of the Company was on January 1, 1995. Mr. Reno's base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

     The Company's pay for performance annual bonus program is considered the most significant cash-based compensation component. Executives in this program earn a bonus set by growth in profit and return on assets from either their particular business unit or the Company as a whole. The plan is formula-based using weighted average three year (current and two trailing) performance and is designed so that consistently good individual performance over the three years provides the executive with the highest payout. The intent is to encourage investment decisions in undertakings that will provide the best medium term (three year) financial results. With consistently outstanding profit growth, an executive can earn a bonus of several times the executive's annual salary; or, with no profit growth and return on assets below standard, no bonus at all. For fiscal year 1996, Mr. Reno's bonus, earned as a result of current and prior years' performance, was $372,836 and represents approximately 82.9% of his current base salary. This compares to fiscal year 1995 when his bonus, calculated under the same formula, was $420,609 and represented 97.8% of his base salary.

     The third compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 20% increments over five years. A longer term perspective is established by sequential grants. The stock option program requires specified levels of continued stock ownership for senior executives based on position and years of participation in the program. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the Company as a whole, the performance of the executive's business unit, and the executive's personal performance. Annually both financial and non-financial specific goals are set aimed at building future marketplace strengths, intercompany cooperation and alliances, achieving corporate success factors, and, when appropriate, restructuring issues. For senior executives, option grants may be subject to reduction and/or elimination in proportion to the executive's ownership position relative to ownership levels required by the plan. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares. In fiscal year 1996, Mr. Reno was granted an option to purchase 62,000 shares of common stock.

     Section 162(m) of the Internal Revenue Code (the "Code"), which became effective on January 1, 1994, generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Committee's policy with respect to
Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's 1994 Stock Option and Incentive Plan has been drafted in a manner that will qualify stock options as performance-related compensation not subject to the cap on deductibility imposed by Section 162(m).

O. Gene Gabbard, Chairman
William R. Cook
Robert G. Paul

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       FOR THE YEAR ENDED MARCH 31, 1996

     The graph that follows compares the five-year cumulative total return of the Common Stock with the S&P 500 Composite Stock Price Index and the S&P High
Tech Composite Index. It assumes an investment of $100 on March 31, 1991 in the
Common Stock of the Company, and the stocks comprising the S&P 500 and the S&P
High Tech Composite Index.

                                   [GRAPH]

  Measurement Period           DYNATECH      S&P HIGH TECH     S&P 500
(Fiscal Year Covered)            CORP.         COMPOSITE        INDEX
        Mar91                      100             100             100
        Mar92                    97.53          102.33          111.04
        Mar93                   132.10          112.44          127.95
        Mar94                    91.36          132.25          129.84
        Mar95                   155.56          167.36          150.05
        Mar96                   232.10          225.95          198.22

     This total stockholders return model assumes reinvested dividends.

                                 PROPOSAL NO. 2

                           APPROVAL OF THE COMPANY'S
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     In order to encourage stock ownership by employees of the Company, on April 19, 1996, the Board of Directors of the Company adopted, subject to stockholder approval, the 1996 Employee Stock Purchase Plan (the "1996 Stock Purchase Plan") covering 600,000 shares of the Company's Common Stock. It is intended that employees' rights to purchase shares under the 1996 Stock Purchase Plan will be options granted pursuant to an "employee stock purchase plan" as defined in
Section 423 of the Code. Because participation in the 1996 Stock Purchase Plan is at the election of the Company's employees, the benefits to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by the Company at this time.

     The 1996 Stock Purchase Plan is summarized below. This summary is qualified in all respects by reference to the full text of the 1996 Stock Purchase Plan, attached as Exhibit A to this Proxy Statement.

GENERAL

     The 1996 Stock Purchase Plan consists of one or more six month offerings. The Board of Directors or a committee thereof may, at its discretion, choose a different offering period of 12 months or less. The first offering under the 1996 Stock Purchase Plan will commence on October 1, 1996 and will end on March 31, 1997. Under the 1996 Stock Purchase Plan, employees may purchase stock in the Company through payroll deductions.

ELIGIBILITY

     All employees, including officers and directors who are employees of the Company, and all employees of any subsidiary of the Company, who are employed on the date that an offering commences under the 1996 Stock Purchase Plan are eligible to participate in the 1996 Stock Purchase Plan. However, no person will be eligible to participate in the 1996 Stock Purchase Plan if he or she possesses at least 5% of the voting power of the Company's Common Stock immediately after the grant of an option under the 1996 Stock Purchase Plan. As of March 31, 1996, approximately 2,100 employees of the Company were eligible to participate.

     An employee may elect to have up to 10% deducted from his or her compensation (as defined in the 1996 Stock Purchase Plan) for the purpose of purchasing stock under the 1996 Stock Purchase Plan. The price at which the employee may purchase the stock is the lower of 85% of the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal on the day the offering commences or on the day that the offering terminates. No employee may receive shares of Common Stock under the 1996 Stock Purchase Plan and any other stock purchase plan of the Company in any calendar year that are valued in excess of $25,000, as determined on the first day of the applicable offering period. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

AMENDMENTS AND TERMS; ADMINISTRATION

     The Board of Directors of the Company may at any time terminate or amend the 1996 Stock Purchase Plan. No such amendment shall be made without approval of the stockholders of the Company if such approval is required by Section 423 of the Code or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No amendment shall be effected which would cause the 1996 Stock Purchase Plan to fail to comply with Section 423 of the Code or Rule 16b-3 of the Exchange Act.

     The 1996 Stock Purchase Plan will be administered by the Compensation Committee of the Board of Directors, which is authorized to make rules and regulations for the administration and interpretation of the 1996 Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The 1996 Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that the employee does not have to pay federal income tax with respect to shares purchased under the 1996 Stock Purchase Plan until he or she sells such shares. At the time of such sale, the employee is required to pay federal income tax on the difference, if any, between the price at which he or she sold the shares and the price he or she paid for them.

     If the employee has owned the shares for more than one year and disposes of them at least two years after the day the offering commenced, he or she will be taxed as follows: If the market price of the shares on the date they are sold is less than the price paid for the shares under the 1996 Stock Purchase Plan, the employee will have a long-term capital loss equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1996 Stock Purchase Plan, the employee will have to recognize ordinary income in an amount equal to the lesser of (a) the market price of the shares on the date the offering commenced over the price paid or (b) the excess of the sale price over the price paid. Any additional gain is treated as long-term capital gain.

     If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering commenced, the employee will have to recognize ordinary income in the amount of the difference between the employee's purchase price and the fair market value of the shares on the date of purchase, and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase. The Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the 1996 Stock Purchase Plan.

STOCKHOLDERS' VOTE

     The 1996 Stock Purchase Plan will become effective upon approval by the holders of a least a majority of the shares of Common Stock present or represented at and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE 1996 STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, THEREFORE, RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             SELECTION OF AUDITORS

     The Board of Directors has selected the accounting firm of Coopers & Lybrand L.L.P. to serve as the Company's principal accountant for the fiscal year ending March 31, 1997. Coopers & Lybrand L.L.P. acted as principal accountant for the fiscal year ended March 31, 1996. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, available to respond to appropriate questions, and given the opportunity to make a statement if the representative so desires.

                           PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the Company's 1997 Annual Meeting, it must be received at the principal executive office of the Company on or before March 2, 1997, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

     In addition, the Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled of such annual meeting or (ii) the 15th day after public disclosure of the date of such meeting.

                       VOTING AND SOLICITATION OF PROXIES

     The persons named in the enclosed proxy will vote as directed in the proxy, and in the absence of such direction will vote for the election of the applicable nominees for Director named herein and for each of the proposals described herein. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, with respect to Proposal 1, Election of a Class of Directors, abstentions and broker non-votes will have no impact on the outcome of the vote. With respect to Proposal 2, Approval of the Company's 1996 Employee Stock Purchase Plan, which proposal relates to stock-based compensation plans qualifying for exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, abstentions will be treated as votes cast against such proposals while broker non-votes, if any, will have no impact on the outcome of the votes.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person. The Company also has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable expenses.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     IF YOU MAY NOT BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Burlington, Massachusetts
June 27, 1996

                                                                       EXHIBIT A

                              DYNATECH CORPORATION

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                                 APRIL 19, 1996

     The purpose of this Plan is to provide eligible employees of DYNATECH CORPORATION (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.20 par value (the "Common Stock"), commencing on October 1, 1996. Six Hundred Thousand (600,000) shares of Common Stock in the aggregate have been approved for this purpose.

     1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each October 1 and April 1, or the first business day thereafter (the "Offering Commencement Dates"); the first Offering shall begin on October 1, 1996. Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

     4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 30 days (or such other period as may be established by the Board or the Committee) prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax

Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction of a percentage of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, which percentage shall be a whole number from one through ten.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated there under may not participate again for a period of at least six (6) months as provided in Rule 16b3(d)(2)(i) or any successor provision.

     9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan determined by dividing 10% of such employee's Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period and rounding the result of such calculation down to the nearest whole share.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common

Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank, or other nominee holder designated by the employee.

     11. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b3 promulgated under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23. Effective Date and Approval of Shareholders. The Plan shall take effect on April 19, 1996 subject to approval by the shareholders of the Company as required by Rule 16b3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.
                                             Adopted by the Board of Directors
                                                    on April 19, 1996

PROXY

                              DYNATECH CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



        The undersigned hereby appoints JOHN F. RENO and PETER B. TARR, and each of them, proxies with full power of substitution to vote as set forth below and in their discretion upon such other matters as may properly come before the meeting, for and on behalf of the undersigned all the shares of common stock of DYNATECH CORPORATION held of record by the undersigned at the close of business on June 7, 1996, at Hale and Dorr, 26th Floor, 60 State Street, Boston, Massachusetts, on Tuesday, July 30, 1996 at 10:00 a.m., and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1, THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, THE APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                                  ------------
                                                                   SEE REVERSE
      PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY        SIDE
  CARD PROMPTLY IN THE ENCLOSED ENVELOPE                          ------------



/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE
- - --------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              PROPOSALS 1 AND 2.
- - --------------------------------------------

1. To fix the number of Directors at eight and to       2.  To approve the 1996 Employee Stock Purchase Plan  FOR   AGAINST  ABSTAIN
   elect Directors for a term expiring in                   (as set forth in the Proxy Statement).            / /     / /     / /
   1999 (as set forth in the Proxy Statement).
Nominees: William R. Cook and Robert G. Paul             The undersigned hereby revokes any proxy previously given and
             FOR        WITHHELD                         acknowledges receipt of the Notice of Annual Meeting, Proxy Statement,
             ALL        FROM ALL                         and 1996 Annual Report of the Company which either accompanied or
           NOMINEES    ALL NOMINEES                      preceded this proxy. This proxy may be revoked at any time before it is
             / /           / /                           exercised.

______________________________________________________               MARK HERE                   MARK HERE
For, except vote withheld from the above nominee(s).                FOR ADDRESS  / /            IF YOU PLAN / /
                                                                     CHANGE AND                  TO ATTEND
                                                                    NOTE AT LEFT                THE MEETING

                                                         Sign exactly as name appears in stencil.  When signing as Executor,
                                                         Administrator, Trustee, or Guardian, etc., please add full title.
                                                         This proxy votes all shares held in all capacities.

                                                         Signature: __________________________________________ Date ___________

                                                         Signature: __________________________________________ Date ___________

                                                         Title:_______________________________________________
